UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) March 1, 2007

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE

BELLEVUE, WA 98004

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its regularly scheduled meeting on March 1, 2007, the Compensation Committee of the Board of Directors of Coinstar, Inc. (the “Company”) approved a form of Change of Control Agreement to be entered into with certain executive officers, including the following executive officers named in the 2006 proxy statement who remain employed by the Company: Randall J. Fagundo, James C. Blakely and Alexander C. Camara (each referred to as the “Executive”).

Pursuant to the terms of the Change of Control Agreement, for two years following a Change of Control (as defined in the Change of Control Agreement) (the “Post-Change of Control Period”) of the Company, the Executive will continue to be employed in a position reasonably commensurate with the most significant position held by the Executive during the 90-day period immediately preceding the date of the Change of Control. During the Post-Change of Control Period, the Executive will be entitled to continued compensation and benefits at levels comparable to pre-Change of Control levels and reimbursement for all reasonable employment expenses.

If at any time during the Post-Change of Control Period the Company terminates the Executive’s employment without Cause, or the Executive terminates employment with Good Reason (as the terms “Cause” and “Good Reason” are defined in the Change of Control Agreement), the Executive will be entitled to:

•	any accrued but unpaid salary,

•	a pro rata portion of the Executive’s annual bonus for the year,

•	any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon),

•	any accrued but unpaid vacation pay,

•	separation pay equal to the Executive’s annual base salary (payable over the twelve month period following termination), and

•	reimbursement of the Executive’s and the Executive’s dependents’ COBRA expenses for continuation coverage under the Company’s group health plans for a period of 12 months.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Form of Change of Control Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

Date: March 7, 2007	By:	/s/ Donald R. Rench
Donald R. Rench, General Counsel and Secretary

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